EXHIBIT 99.1
BARNES & NOBLE EDUCATION, INC. ANNOUNCES CEO SUCCESSION
Max J. Roberts to Retire and Resign as CEO Effective September 19, 2017;
Michael P. Huseby Appointed as Chairman and CEO

Basking Ridge, New Jersey -July 20, 2017-Barnes & Noble Education, Inc. (NYSE: BNED) (the “Company” or “BNED”), one of the largest contract operators of physical and virtual bookstores for higher education and K-12 institutions across the United States, one of the largest textbook wholesalers, and a leading provider of digital education services, today announced that Max J. Roberts has informed the Board of Directors of his decision to retire and has submitted his resignation as Chief Executive Officer, effective September 19, 2017. Mr. Roberts will not stand for re-election to the Board of Directors at the 2017 annual meeting of stockholders.

The Board of Directors has appointed Michael P. Huseby as Chief Executive Officer, effective September 19, 2017. Mr. Huseby will also serve as Chairman of the Board of Directors, after having served as Executive Chairman of the Board of Directors since 2015. Mr. Huseby has more than 20 years of financial and executive experience, having served as a senior executive at Barnes & Noble, Inc. (including serving as CEO), Cablevision Systems Corporation, Charter Communications and AT&T Broadband.

As CEO of BNED since its spin-off from Barnes & Noble, Inc. in 2015, Mr. Roberts was instrumental in successfully executing a number of strategic growth initiatives, including the acquisition of LoudCloud and the recent acquisition of MBS Textbook Exchange. Over his 21-year career with Barnes & Noble College, as President for 18 years and CEO for the past three years, Mr. Roberts’ accomplishments centered on collaborating with campus partners to transform bookstores into strategic assets for educational institutions. Under his leadership during this period, Barnes & Noble College enjoyed steady growth in its core business. In the coming months, Mr. Roberts will work with Mr. Huseby to transition his CEO responsibilities.

Mr. Roberts stated, “It has been an absolute privilege to work with the most dedicated and astute group of professionals to support our partner universities in guiding students across the country to success in the classroom and beyond. My time with Barnes & Noble College and Barnes & Noble Education has been the most rewarding experience of my professional life, and I could not be more confident about the future of Barnes & Noble Education.”

“On behalf of the entire Board, I want to thank Max for his many contributions, including having led the Company management team the past two years following BNED’s spin-off from Barnes & Noble, Inc. Max has been a focused and dedicated leader who is completely devoted to our mission and people. We wish him the very best in his well-deserved retirement,” said Mr. Huseby. “Our people look forward to executing on our mission to improve academic outcomes with our comprehensive offering of relevant and affordable products, high-touch services and innovative learning platforms, which we expect to create substantial long-term value for our partners, employees and shareholders over time.”

Vice Admiral John R. Ryan, Lead Independent Director, concluded, “The Company and Board have benefited under Mike’s stewardship as Executive Chairman, and we are pleased to appoint him as CEO. His leadership skills and strategic vision will be crucial assets as we continue to navigate the dynamic educational services market. It is an exciting time in the Company’s history and we look forward to working with Mike and the strong management team in place at BNED to execute upon the Company’s strategy.”

About Michael Huseby
Mr. Huseby previously served as Chief Executive Officer at Barnes & Noble, Inc. from January 2014 until August 2015, when BNED completed its legal and structural separation from Barnes & Noble, Inc. Prior to being appointed as Chief Executive Officer of Barnes & Noble, Inc., Mr. Huseby was President of Barnes & Noble, Inc. from July 2013, and Chief Financial Officer of Barnes & Noble, Inc. from March 2012. From 2004 to 2011, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Cablevision Systems Corporation, a leading telecommunications and media company, which was acquired by the Altice Group in June 2016. He served on the Cablevision Systems Corporation Board of Directors in 2000 and 2001.

Prior to joining Cablevision, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Charter Communications, Inc., a large cable operator in the United States. Mr. Huseby served on the Board of Directors of Charter Communications from May 2013 through May 2016. From 1999 to 2002, Mr. Huseby served as Executive Vice President, Finance and Administration, of AT&T Broadband, a provider of cable television services. In addition, Mr. Huseby spent over 20 years at Arthur Andersen, LLP and Andersen Worldwide, S.C., where he held the position of Global Equity Partner. Mr. Huseby serves on the Board of Directors of CommerceHub, Inc., a cloud-based e-commerce fulfillment and marketing software platform company listed on NASDAQ.

About Barnes & Noble Education, Inc.
Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for higher education and K-12 institutions across the United States, one of the largest textbook wholesalers, and a leading provider of digital education services, enhances the academic and social purpose of educational institutions. Through its Barnes & Noble College and MBS subsidiaries, Barnes & Noble Education operates 1,481 physical and virtual bookstores and serves more than 6 million students, delivering essential educational content and tools within a dynamic retail environment. Through LoudCloud, its digital education platform, Barnes & Noble Education offers a suite of digital software, content and services that include predictive analytics, OER courseware, competency-based solutions and a learning management system. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and improve retention, all while supporting the financial goals of college and university partners.

General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company’s corporate website: www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including actions our competitors may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; our ability to continue to successfully integrate the operations of MBS Textbook Exchange, LLC into our Company, while facing competition from not only physical bookstore operations but also virtual solutions; the strategic objectives, anticipated synergies, and/or other expected potential benefits of the MBS Textbook Exchange, LLC acquisition may not be fully realized or may take longer than expected; the integration of MBS Textbook Exchange, LLC’s operations into our own may also increase the risk of our internal controls being found ineffective; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services, and enhancements higher education digital products, and the inability to achieve the expected cost savings; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; changes to purchase or rental general terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; possible increases in shipping rates or interruptions in shipping service, obsolete or excessive inventory; product shortages, including risks associated with merchandise sourced indirectly from outside the United States; changes in law or regulation; enactment of laws which may restrict or prohibit our use of emails or similar marketing activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A of the Form 10-K for the 52 weeks ended April 29, 2017, filed on July 12, 2017. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Contacts
Media:
Barnes & Noble Education, Inc.
Carolyn J. Brown, 908-991-2967
Vice President
Corporate Communications
cbrown@bned.com

Investors:
Barnes & Noble Education, Inc.
Thomas Donohue, 908-991-2966
Vice President
Treasurer and Investor Relations
tdonohue@bned.com